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                                                  Commission File No.: 000-19910
                                                                    Exhibit 99.1


 CURIS, INC. TO BE FORMED BY THE MERGER OF THREE BOSTON BIOTECHNOLOGY COMPANIES

         -- Creative BioMolecules, Ontogeny and Reprogenesis Create the
                  Regenerative Medicine Company of the Future--


CAMBRIDGE AND HOPKINTON, MA -- February 15, 2000 -- Creative BioMolecules, Inc. (NASDAQ: CBMI), Ontogeny, Inc. and Reprogenesis, Inc. announced today that they will merge to form Curis, Inc. The combination of these companies will create a leader in the emerging field of regenerative medicine. Following the close of the transaction, Curis will have:

o a product which is currently under regulatory review in the United States, Europe and Australia;

o multiple products in late-stage clinical development;

o numerous early clinical and late-stage pre-clinical products; and

o a discovery engine that combines functional genomics and developmental biology across multiple medical indications.

These products have the potential to change the way degenerative disease, cancer and other disorders associated with loss of function are treated.

Curis' near-term commercial opportunities will include the OP-1 Implant(TM) family of products which are being developed by Stryker Corporation for orthopaedic reconstruction. The first product has been submitted for marketing approval in the United States, Europe and Australia. Additional clinical trials are ongoing to broaden the OP-1 Implant's(TM) use in the areas of fresh fractures, spinal fusion and periodontal disease. Curis' lead internal products will be in the treatment of urological disorders. Chondrogel(TM), for the treatment of vesicoureteral reflux--a serious pediatric urological disorder--is in a pivotal Phase III trial. Additional tissue engineered products are also under clinical evaluation. Curis' pre-clinical pipeline will include products that treat cardiovascular disease, stroke and skin cancer. The discovery engine has identified product opportunities in diabetes, peripheral neuropathy and hair growth. These product

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opportunities demonstrate how Curis will be a solution to the challenge of extracting value from the data being created by the human genome program.

Under the terms of the merger, which is subject to shareholder and regulatory approval, Creative BioMolecules' shareholders will receive three Curis shares for every ten shares of Creative BioMolecules. Following completion of the transaction, Creative BioMolecules' shareholders will hold approximately 43%, Ontogeny's shareholders will hold approximately 38% and Reprogenesis' shareholders will hold approximately 19% of Curis. Based upon the closing sales price of Creative BioMolecules on February 14, 2000, Curis would have a market capitalization of approximately $600 million. The merger is expected to close in June 2000.

"Curis will be positioned to identify and successfully commercialize therapeutic opportunities derived from the human genome program," said Doros Platika, MD, president and chief executive officer of Ontogeny who will serve as president and chief executive officer of Curis. "The technologies at Curis will represent a powerful system to identify target genes that may restore function through repair and regeneration. Curis' technology platform has already identified protein, small molecule and stem cell product opportunities. The Company is further backed by leading corporate partners and sustainable financial strength, including near-term product revenue opportunities."

"By combining a powerful discovery engine with a late-stage product pipeline, this merger is the best way to build a sustainable business that will provide significant value to our shareholders," commented Michael M. Tarnow, president and chief executive officer of Creative BioMolecules. "Curis' products and product opportunities will address unmet needs in major therapeutic areas."

"Curis' late-stage work in the urology field provides the opportunity for the Company to develop a proprietary sales and marketing organization," said Daniel
R. Omstead, Eng.ScD., president and chief executive officer of Reprogenesis. "Curis' development pipeline will continue to add meaningful therapies which will be pursued on a

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proprietary basis or in conjunction with major corporate partners."

Regenerative medicine seeks to recreate conditions that support the growth of cells and tissue to repair or regenerate tissue that is lost due to trauma or degenerative disease. Combining insight gained through the study of developmental biology with high-throughput screening capabilities and biocompatible materials enables the development of cell therapies, orthopaedic implants, protein and growth factor therapeutics and small molecule compounds. These therapies are designed to treat the underlying cause of degenerative disease by replacing lost function.

Creative BioMolecules, Inc. is a biopharmaceutical company focused on the development of therapies for human tissue regeneration. The Company's core technologies are based on our understanding of the role that morphogenic proteins play in human biology. These proteins are involved in the initiation and regulation of the cellular events responsible for the formation of human tissues and organs. The first product resulting from Creative BioMolecules' technology, the OP-1 Implant(TM) for orthopaedic reconstruction, is licensed to Stryker Corporation and is under regulatory review for approval in the United States, Europe and Australia.

Ontogeny, Inc., located in Cambridge, Massachusetts is a privately-held company whose mission is to become the preeminent biopharmaceutical company focused on translating developmental biology insights into regenerative medicine therapies that will significantly improve the quality of life by activating the body's ability to repair and regenerate, or to specifically control abnormal and malignant growth. The Company is developing therapeutics for neurological diseases including Parkinson's and Alzheimer's diseases, diabetes and dermatological disorders including skin cancer and hair growth.

Reprogenesis, Inc., located in Cambridge, Massachusetts, is a privately held biotechnology company which intends to be the leader in the development of tissue engineered therapies to treat unmet medical needs. The Company has proprietary technology utilizing the combination of cells and biomaterials to restore, repair or replace lost tissue or physiological function. The Company has a broad preclinical and clinical pipeline of products in the areas of urology, cardiovascular biology and plastic and reconstructive surgery. ChondrogelTM is its most advanced product. This product is in a Phase III clinical trial and is used to treat vesicoureteral reflux, a congenital urological disorder that affects 1% of all children.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties including, without limitation, risks associated with the inherent uncertainty of pharmaceutical research, product development, regulatory approval and commercialization, the impact of competitive products,


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patents, patent litigation, product liability, third party reimbursement, required stockholder approvals and other risks and uncertainties associated with the biotechnology industry and merger transactions generally. For additional factors that could cause actual results to differ materially, please refer to the risk factors section of Creative BioMolecules, Inc.'s Form 10K for the year ended 1998.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE BUSINESS COMBINATION TRANSACTION REFERENCED IN THE FOREGOING INFORMATION, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH JOINT PROXY STATEMENT/PROSPECTUS WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY CURIS, INC. INVESTORS AND SECURITY MAY OBTAIN A FREE COPY OF THE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY CURIS, INC. AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. THE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED DIRECTLY FROM CREATIVE BIOMOLECULES, INC., ONTOGENY, INC. AND REPROGENESIS, INC.

                                      ####

Contact:
Karla MacDonald
Manager, Corporate Communications

Steven L. Basta
VP, Finance and Business Development

Creative BioMolecules, Inc.
101 Huntington Ave.
Suite 2400
Boston, MA 02199
Tel.: 617.912.2953
Fax: 617.912.2994


http://www.creativebio.com
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